EXHIBIT 10.16


                                SCAN-OPTICS, INC.

                       SENIOR EXECUTIVE STOCK OPTION PLAN


1.   Purposes.

     The purposes of this Senior Executive Stock Option Plan (the "Plan") are
(a) to secure for Scan-Optics, Inc. (the "Company") and its stockholders the benefits arising from stock ownership by senior executive officers of the Company, who will be responsible for its future growth and continued success,
(b) to enable the Company to retain the services of the persons who are senior executive officers as of December 31, 2001 by providing them with an opportunity to become owners of Scan-Optics, Inc. Common Stock under the terms and conditions and in the manner contemplated by this Plan and (c) to provide such persons with incentives to increase stockholder value.

2.   Administration.

     The Plan shall be administered by the Stock Options and Executive Compensation Committee of the Board of Directors (the "Committee"), consisting of not less than two Directors appointed by the Board of Directors. Members of the Board of Directors may only serve on the Committee if they are non-employee directors for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and "outside directors" as defined in Treasury Regulations ss.1.162m-27(e)(3). Any action of the Committee with respect to the administration of the Plan shall be taken by majority vote.

     Subject to the express provisions of the Plan, the Committee shall have authority to (i) construe and interpret the Plan, (ii) prescribe, amend and rescind rules and regulations relating to the Plan, and (iii) make all other determinations necessary or advisable for the administration of the Plan. All determinations and interpretations made by the Committee shall be binding and conclusive on all participants in the Plan and on their legal representatives and beneficiaries.

3.   Maximum Number of Shares Subject to Plan.

     Subject to adjustment as provided in Section 11 hereof, the shares of stock to be offered under the Plan may be authorized but unissued shares of the Company's Common Stock, par value $.02 per share (the "Common Stock"), or issued shares which have been reacquired. The aggregate amount of Common Stock to be delivered upon exercise of all options granted under the Plan shall not exceed 1,115,000 shares, subject to adjustment as provided in Section 11 hereof.

4.   Non-Qualified Options.

     Options granted under the Plan are non-qualified stock options, not intended to qualify for incentive stock option treatment under Section 422 of the Internal Revenue Code.



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5.   Grant of Options.

     Each person who was a senior executive officer of the Company as of December 31, 2001 shall be eligible to receive a grant of an option to purchase one share of Common Stock of the Company for each dollar of such person's annual salary as of December 31, 2001. The exercise price for such option shall be $0.24 per share, the closing price share of Common Stock on December 31, 2001. No other persons shall be eligible to participate in the Plan and no other options may be granted under the Plan. The determination by the Committee of the persons who are eligible to participate in the Plan and the number of options to which they are entitled under the Plan shall be final.

6.   Duration and Time of Exercise of Options.

     Each option and all rights thereunder shall expire on December 31, 2011, subject to earlier termination as provided herein.

     Each optionee must remain within the continuous employ of the Company until June 30, 2002 before the right to exercise any part of such option shall accrue.

     In the event of (a) a reorganization, merger or consolidation of the Company in which the Company is not the surviving corporation, (b) the dissolution or liquidation of the Company, or (c) a sale or lease of fifty percent (50%) or more, computed on the basis of book value, of the Company's consolidated assets, the time at which all options then outstanding may be exercised shall be accelerated and all such options shall become exercisable in full on or before a date fixed by the Committee prior to the effective time of such reorganization, merger, consolidation, dissolution, liquidation, sale or lease, and upon such effective time any unexercised options shall expire.

     The Committee may, at any time, in its absolute discretion, accelerate the time at which an outstanding option can be exercised, in whole or in part, in the case of death or disability.

7.   Exercise of Options

     Options shall be exercised by the delivery of written notice to the officer of the Company designated by the Committee setting forth the number of shares with respect to which the option is to be exercised, and specifying the address to which the certificates for such shares are to be mailed. The option price shall be paid in full at the time of exercise in cash by United States currency, certified check or money order or by tendering to the Company (i) shares of Common Stock having a fair market value on the date of exercise equal to the option price (including shares that would otherwise be issued pursuant to such exercise), or (ii) a combination of cash and shares of Common Stock valued at such fair market value.

     As promptly as practicable after receipt of such written notification of the exercise of an option and payment, the Company shall deliver to the optionee certificates for the number of shares with respect to which such option has been so exercised issued in the optionee's name.

8.   Non-Transferability of Options.

     Unless otherwise determined by the Committee, Option granted under the Plan shall, by its terms, be non-transferable by the optionee, either voluntarily or by operation of law, otherwise than by will or the laws of descent and distribution, and shall be exercisable during the optionee's lifetime only by the optionee, regardless of any community property interest therein of the spouse of the optionee, or such spouse's successors in interest.

9.   Termination of Employment.

(a) Termination. If an optionee's employment with the Company terminates for any reason other than those set forth in clauses (b) and (c) below, any outstanding option granted under this Plan and held by the optionee shall



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     terminate on the earlier of the date on which such option would otherwise expire or ninety days after such termination.

(b) Disability or Death. If an optionee's service as an officer is terminated by disability or death, the optionee or the representative of the optionee's estate or beneficiaries thereof to whom the option has been transferred shall have the right during the period commencing on the date of the optionee's disability or death and ending one (1) year after such termination to exercise any then outstanding options granted in whole or in part.

     (c) Termination for Cause. If an optionee's service as an officer is terminated for cause, any outstanding option granted under this Plan held by the optionee shall terminate as of the date of such termination for cause.

10.  Privilege of Stock Ownership.

     No person entitled to exercise any option granted under the Plan shall have any of the rights or privileges of a stockholder of the Company in respect of any shares of stock issuable upon exercise of such option until certificates representing such shares shall have been issued and delivered. No share shall be issued and delivered upon exercise of any option unless and until, in the opinion of counsel for the Company, any applicable registration requirements of the Securities Act of 1993, any applicable listing requirements of any national securities exchange on which stock of the same class is then listed, and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery, shall have been fully complied with.

11.  Adjustments.

     If the outstanding shares of Common Stock of the Company are increased or changed into or exchanged for a different number or kind of shares or securities of the Company as a result of a merger, reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares as to which options may be granted under this Plan. A corresponding adjustment changing the number or kind of shares allocated to unexercised options or portion thereof, which shall have been granted prior to any such change, shall likewise be made. Any such adjustment in the outstanding options shall be made without change in the aggregate purchase price applicable to the unexercised portion of the option but with a corresponding adjustment in the price for each share covered by the option.

     Adjustments under this Section shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of stock shall be issued under the Plan for any such adjustment.

12.  Written Agreement.

     Each option granted hereunder shall be embodied in a written Option Agreement substantially in the form attached as Exhibit A hereto, which shall be subject to the terms and conditions prescribed herein, and shall be signed by the optionee and by an officer of the Company for and on behalf of the Company.

13.  Amendment and Termination of Plan.

     The Board of Directors of the Company may at any time amend, suspend or terminate the Plan.

     No amendment, suspension or termination of the Plan shall, without the consent of the optionee, alter or impair any rights or obligation under any outstanding Option Agreement.

14.  Withholding.

     Any person exercising an option shall be required to pay in cash to the Company the amount of any taxes the Company is required by law to withhold with respect to the exercise of such option. Such payment shall be due on the date the Company is required to withhold such taxes. Such payment may also be made at the election of the



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optionee by the surrender of shares of Common Stock then owned by the optionee, or the withholding of shares of Common Stock otherwise to be issued to the optionee on exercise, in an amount that would satisfy the withholding amount due. The value of such shares withheld or delivered shall be equal to the fair market value of such shares on the date of exercise. In the event that such payment is not made when due, the Company shall have the right to deduct to the extent permitted by law, from any payment of any kind otherwise due to such person from the Company, all or part of the amount required to be withheld.

15.  Effective Date of Plan.

     This Plan shall become effective on December 31, 2001.

16.  Construction.

     The Plan and options granted hereunder shall be governed by and construed in accordance with the laws of the State of Delaware and in accordance with such federal laws as may be applicable.



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                                                                  Exhibit A

                                SCAN-OPTICS, INC.

                               169 Progress Drive
                          Manchester, Connecticut 06040

                       SENIOR EXECUTIVE STOCK OPTION PLAN
                                OPTION AGREEMENT

Subject to the terms of the Senior Executive Stock Option Plan ("Plan") of Scan-Optics, Inc. ("Company"), a true copy of which is annexed hereto,

                                 [Employee Name]

("Optionee") is hereby granted an option to purchase ____ shares of the Common Stock of the Company at $0.24 per share (this "Option") being not less than 100% of the fair market value of the stock at the time this Option is granted ("Option Price"). This Option expires on December 31, 2011 and is subject to any earlier termination as provided in the Plan.

     This Option shall be exercisable by the Optionee as follows:

                             100% on June 30, 2002.
                             ----------------------

The Optionee hereby accepts this Option and represents and agrees that the Company shall not be required to issue shares upon the exercise of this Option unless a registration statement under the Securities Act of 1933 is in effect with respect to the shares covered by this Option, or unless the Company has received evidence satisfactory to it to the effect that the holder of this Option is acquiring such shares for investment and not with a view to the distribution thereof.


Grant Date:  December 31, 2001


SCAN-OPTICS, INC.                                  Accepted:



By:_______________________                  _______________________
                                                    Optionee



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